CONSULTING AGREEMENT
This Consulting Agreement (this "Agreement") is made and entered into as of July 30, 2016 (the “Effective Date”), by and between Qorvo US, Inc., a Delaware corporation having an office at 2300 NE Brookwood Parkway, Hillsboro, Oregon 97124 (the "Company"), and Steven J. Buhaly, an individual residing at 8208 NW Reed Drive, Portland, Oregon 97229 (“Consultant").
RECITALS
A.Consultant is the former Chief Financial Officer of the Company’s parent corporation and has retired from such position and as an employee of the Company effective as of the Effective Date;
B.The Company desires to have access to the knowledge, experience and expertise of Consultant in order to assist the Company in the orderly transition of Consultant’s duties to his successor and proposes to engage Consultant as an independent contractor for such purpose; and
C.Consultant is willing to make himself available to provide such services for the Company under the terms and conditions set forth in this Agreement.
In consideration of the mutual promises and agreements contained herein, the parties, intending to be legally bound, agree as follows:

1.	SERVICES AND COMPENSATION
(a)Services. Company hereby engages Consultant as an independent contractor, and Consultant hereby accepts such engagement, to provide business, financial and other advice and to be available for consultation to the Company from time to time on an as-needed basis, in each case at times, covering a scope of specific work and deliverables (if any) and otherwise in a manner as are mutually acceptable to the Company and Consultant (the “Services”). Consultant shall have no formal schedule of duties or any obligation or expectation to provide the Services for any minimum number of hours during any week or month during the term of this Agreement. Consultant shall, however, cooperate with the Company and be responsive to the Company’s reasonable requests for Services, make himself available at reasonable times as may be requested by the Company and devote such time to the Services as may be reasonably necessary to assist the Company as it may require. Consultant will perform the Services in a professional manner and in compliance with the terms of this Agreement and any and all applicable laws and regulations.
(b)Compensation. The Company agrees to compensate Consultant for the Services rendered and reimburse Consultant for expenses incurred according to the terms set forth in Exhibit A.

2.	INTELLECTUAL PROPERTY

The parties entered into an Employee Confidentiality and Invention Assignment Agreement dated September 14, 2007 (the “CIA Agreement”), the terms of which are incorporated by reference into this Agreement. The parties agree that (i) all advice, ideas, recommendations, suggestions, comments, feedback, input, work product, deliverables or other information that Consultant furnishes or discloses to the Company in the performance of the Services will be treated in the same manner as inventions or works of authorship under Sections 3 and 4 of the CIA Agreement; and (ii) all confidential information of the Company or other parties disclosed to Consultant by the Company under this Agreement will be treated in the same manner as confidential information is treated under Sections 1 and 2 of the CIA Agreement.
3.    CONFLICTING OBLIGATIONS
Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions hereof, and further certifies that Consultant will not enter into any such conflicting agreement during the term of this Agreement.

4.     TERM AND TERMINATION
(a)Term. This Agreement will commence on the Effective Date and will continue until the earlier of (i) December 31, 2016, (ii) the date it is terminated as provided in subsection (b) below, or (iii) the death of Consultant.
(b)Termination. Either party may terminate this Agreement (for any reason and with or without cause) by giving at least thirty (30) days’ prior written notice thereof to the other party. Any such notice shall be addressed to the relevant party at the address shown on the first page of this Agreement, or at such other address as either party may hereafter designate by written notice to the other.
(c)    Survival. Upon termination of this Agreement, all rights and duties of the parties shall cease, except that (i) the Company shall continue to be obligated to pay to Consultant all amounts owed to him for Services performed and expenses incurred prior to the termination in accordance with Exhibit A, and (ii) Sections 2 (Intellectual Property), 6 (Independent Contractor Relationship), 7 (Indemnification) and 8 (Arbitration and equitable Relief) shall survive termination of this Agreement.
5.    DEALINGS WITH THIRD PARTIES
Consultant shall have no authority to commit or bind the Company to any contractual or other obligation of any kind with any third party. Consultant shall not represent to any third party that he is an employee, agent or other authorized representative of the Company.
6.    INDEPENDENT CONTRACTOR RELATIONSHIP
(a)The parties acknowledge and agree that Consultant is acting as an independent contractor under this Agreement and not as an employee, agent or authorized representative of the Company, and in providing the Services under this Agreement, Consultant will be treated for all purposes as an independent contractor.
(b)Consultant acknowledges and agrees that because Consultant is an independent contractor, the Company will not (i) withhold from any compensation paid to Consultant any amounts for federal or state income taxes, social security (FICA) taxes, Medicare payments, worker’s compensation premiums or other amounts, (ii) pay any social security or unemployment tax with respect to Consultant, or (iii) provide Consultant with any employee benefit of any kind whatsoever, including paid time off and benefits or coverage under any pension, 401(k) or other retirement plan or program, or coverage under any Company, individual or group life, disability, medical, dental or other insurance policy or program.
(c)    Consultant acknowledges and accepts full responsibility for (i) filing all tax returns and paying all taxes arising out of or resulting from his performance of the Services, including income, social security, worker's compensation and unemployment insurance taxes, and (ii) obtaining and paying for Consultant’s own insurance coverage and other benefits, including liability insurance, medical insurance, disability insurance and retirement plans.
7.    INDEMNIFICATION
Consultant shall, at Consultant's sole cost and expense, defend, indemnify and hold the Company and its directors, officers, agents and employees harmless from and against any and all claims, suits, actions, causes of actions, taxes, losses, damages, liabilities, costs and expenses, including reasonable attorneys’ fees and other legal expenses, arising out of or resulting from (i) any acts, omissions, or violations of law by Consultant in the performance of the Services; (ii) any breach by the Consultant of any of his obligations in this Agreement; or (iii) any violation or claimed violation of a third party's rights resulting from the Company's use of the work product of Consultant under this Agreement.
8.    ARBITRATION AND EQUITABLE RELIEF
(a)    Disputes. Except as provided in Section 8(b) below, the parties agree that any dispute arising under this Agreement (including any claims arising out of, relating to, or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement) shall be resolved by final and binding arbitration to be held in Portland, Oregon, under the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association, as then in effect. Either party may require that an official record of the proceedings be prepared by a professional reporter.
(b)    Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction or other interim or conservatory relief, as necessary, without breach of their agreement to submit disputes to final and binding arbitration pursuant to this arbitration clause, and without abridgment of the powers of the arbitrator.
(c)    Acknowledgment. CONSULTANT HAS READ AND UNDERSTANDS THIS SECTION 8, WHICH DISCUSSES ARBITRATION. CONSULTANT UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, CONSULTANT AGREES TO SUBMIT ANY DISPUTE UNDER THIS AGREEMENT (INCLUDING ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION OF THIS AGREEMENT), TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 8(b) ABOVE, AND THAT THIS SECTION 8 CONSTITUTES A WAIVER OF CONSULTANT'S RIGHT, IF ANY, TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.

9.	ASSIGNMENT
Neither this Agreement or any interest herein or any rights hereunder shall be assigned or transferred by Consultant, nor shall any of the duties of Consultant hereunder be delegated to any person, firm or corporation, without prior notice to and consent of the Company. The Company may assign or transfer all or any part of its rights or obligations under this Agreement to any other person or entity without notice to Consultant. Subject to the foregoing, this Agreement is binding upon and shall inure to the benefit of the personal representatives, successors, and permitted assigns of the parties.

10.	NOTICES

Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed given on the third business day after the date of mailing when mailed by certified mail, postage prepaid, return receipt requested, from within the United States, or on the date of actual delivery, whichever is the earliest, and shall be sent to the parties at the addresses shown on the first page of this Agreement, or at such other address as either party may hereafter designate by written notice to the other.

11.	GOVERNING LAW
This Agreement will be governed by the substantive laws, but not the choice of law rules, of the state of Oregon.

12.	ENTIRE AGREEMENT
This Agreement is the entire, final and complete agreement and understanding of the parties with respect to the subject matter hereof, and except as specifically set forth in this Agreement, supersedes and replaces all prior agreements and understandings between them, whether written or oral, with respect thereto.

13.	WAIVER
No waiver by a party of a breach by the other party of any provision of this Agreement will be binding unless in writing, and such waiver will not operate or be construed as a waiver of any subsequent breach of such provision or any other provision.

14.	SEVERABILITY
The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.

15.	AMENDMENT
No supplement, modification or amendment of this Agreement shall be valid, unless the same is in writing and signed by both parties.

16.	CAPTIONS
The caption headings of the sections and subsections of this Agreement are for convenience of reference only and arc not intended to be, and should not be construed as, a part of this Agreement.

17.	NO THIRD-PARTY BENEFICIARIES
Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement or their permitted assignees, any right or remedy of any nature whatsoever.

18.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute a single agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

CONSULTANT	QORVO US, INC

/s/ Steven J. Buhaly	By: /s/ Jeffrey C. Howland
Steven J. Buhaly	Name: Vice President
Title: July 29, 2016

EXHIBIT A
COMPENSATION
The parties agree to the following terms of compensation:
1. The Company shall pay Consultant at the rate of $300.00 per hour for performance of the Services, but not to exceed a total amount of $2,400.00 in any given calendar day. Consultant shall furnish invoices on a monthly basis for Services performed, and such invoices shall be approved by a contact person designated by the Company. Invoices shall be payable no later than thirty (30) days after receipt. Invoices may be submitted by email attachment, as well as by regular mail.

2. The Company shall reimburse Consultant for all reasonable travel and other out-of-pocket expenses incurred by Consultant in performing Services pursuant to this Agreement in accordance with the Company’s standard policies for reimbursement of travel and business expenses; provided that Consultant shall obtain the consent from the Consultant's principal contact prior to incurring such expenses in amounts in excess of $1,000.

3. Consultant agrees to furnish at his own expense all tools and materials necessary to perform the Services.